UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 20, 2015

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 8 – Other Events

Item 8.01 Other Events.

Issuance of Ninth Patent on its ChromaID™ technology for Fluid Analysis

On July 20, 2015, Visualant, Incorporated (the “Company”), a provider of disruptive light-based technologies, announced that it received its ninth patent on its ChromaID™ technology.

The newly issued patent describes a fluid sampling device that simplifies spectral analysis to produce an accurate but inexpensive chromatic fingerprint for fluid samples.  The use of the ChromaID in identifying, authenticating and diagnosing fluids extends the reach of the technology through its unique use of an array of variable wavelength LED emitters and photodiode detectors to measure the scattering of electromagnetic energy from a fluid.

The Visualant ChromaID technology as applied to identification, authentication and diagnostics of fluids allows for a wide variety of real-time real world applications.  They include, but are not limited to:

•	Determining if water is potable
•	Looking for the presence of water in aviation jet fuel
•	Checking for counterfeit fluids including olive oil, wine and spirits
•	Confirming that the correct fluid is flowing through the IV drip line
•	Identifying known contaminants in various fluids
•	Determining if milk is spoiled

The patent issued by the United States Office of Patents and Trademarks is US Patent No. 9,041,920 B2 and is entitled “Device for Evaluation of Fluids using Electromagnetic Energy.”

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated July 20, 2015 related to the ninth patent award for the ChromaID™ technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO

July 21, 2015